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    As filed with the Securities and Exchange Commission on August 17, 1999
                                                       Registration No. 333- ___


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             -----------------------
                        DALLAS SEMICONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                                              75-1935715
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                           4401 SOUTH BELTWOOD PARKWAY
                            DALLAS, TEXAS 75244-3292
                                 (972) 371-4000
               (Address, including ZIP code, and telephone number,
        including area code, of registrant's principal executive offices)

                             -----------------------

                        DALLAS SEMICONDUCTOR CORPORATION
                             1987 STOCK OPTION PLAN
                   1993 OFFICER AND DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

                             -----------------------

             C.V. PROTHRO                                  Copy to:
        CHAIRMAN OF THE BOARD,                        M.D. SAMPELS, ESQ.
  PRESIDENT & CHIEF EXECUTIVE OFFICER              JENKENS & GILCHRIST, P.C.
   DALLAS SEMICONDUCTOR CORPORATION              1445 ROSS AVENUE, SUITE 3200
      4401 SOUTH BELTWOOD PARKWAY                  DALLAS, TEXAS  75202-2799
       DALLAS, TEXAS  75244-3292                        (214) 855-4500
(Name and address of agent for service)

            (972) 371-4000
     (Telephone number, including
   area code, of agent for service)


                             ----------------------

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                              PROPOSED                  PROPOSED
         TITLE OF                                              MAXIMUM                   MAXIMUM
        SECURITIES                   AMOUNT                   OFFERING                  AGGREGATE           AMOUNT OF
           TO BE                     TO BE                      PRICE                   OFFERING          REGISTRATION
        REGISTERED             REGISTERED (1) (2)         PER SHARE (3)(4)            PRICE (3)(4)           FEE (4)
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.02
par value per share             1,115,462 shares              $ 48.1563               $ 53,716,523           $14,933
=======================================================================================================================

(1) The securities to be registered include an aggregate of 1,115,462 shares reserved for issuance under the Dallas Semiconductor Corporation 1987 Stock Option Plan and 1993 Officer and Director Stock Option Plan (the "Plans").

(2) Pursuant to Rule 416, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(3)      Estimated solely for purpose of calculating the registration fee.

(4) Calculated pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). Accordingly, the price per share of common stock offered hereunder pursuant to the Plans is based on (i) 1,115,462 shares reserved for issuance under the Plans at a price per share of $48.1563, which is the average of the high and low prices of the common stock reported on the New York Stock Exchange on August 10, 1999, which is a date within five business days prior to the date of filing this Registration Statement.

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                                     PART I

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

*Information required by Part I of Form S-8 (Items 1 & 2) to be contained in the
Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Dallas Semiconductor Corporation (the "Company") hereby incorporates by reference in this Registration Statement the following documents previously filed by the Company with the Securities and Exchange Commission (the "Commission"):

         (1) The Company's Annual Report on Form 10-K filed with the Commission for the fiscal year ended January 3, 1999.

         (2) The Company's Quarterly Report on Form 10-Q filed with the Commission for the quarter ended April 4, 1999.

         (3) The description of the Company's common stock contained in the Company's Registration Statement on Form 8-A filed with the Commission, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any of its officers, directors or other corporate agents against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

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         The Certificate of Incorporation and Bylaws of the Company each contain provisions regarding the indemnification of directors and officers of the Company. Subject to certain limitations expressed therein, Article IX of the Company's Certificate of Incorporation provides for the indemnification of the Company's officers and directors to the fullest extent permitted by the DGCL. In addition, the Company's bylaws provide expanded rights of indemnification including expressly authorizing against penalties and punitive damages, as well as against judgments and amounts paid in settlement of derivative suits, and under certain circumstances, indemnification for expenses incurred by a director in defending a third party or corporate proceeding which are required to be paid by the corporation on behalf of such director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         (a)      Exhibits.

                  The following documents are filed as a part of this Registration Statement.

         Exhibit        Description of Exhibit
         -------        ----------------------
         4.1            Dallas Semiconductor Corporation 1987 Stock Option Plan

         4.2            Dallas Semiconductor Corporation 1993 Officer and Director Stock Option Plan

         5.1            Opinion of Jenkens & Gilchrist, a Professional Corporation

         23.1           Consent of Jenkens & Gilchrist, a Professional Corporation (included in opinion filed as Exhibit 5.1 hereto)

         23.2           Consent of Ernst & Young LLP

         24.1           Power of Attorney (included with signature page of this Registration Statement)


ITEM 9.  UNDERTAKINGS.

         (a)        The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                              Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 13, 1999.

                                 DALLAS SEMICONDUCTOR CORPORATION

                                 By:      /s/ C. V. Prothro
                                          --------------------------------------
                                          C.V. Prothro
                                          Chairman of the Board of Directors,
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints C.V. Prothro and M.D. Sampels, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates included:


      SIGNATURE                                            CAPACITY                                    DATE
      ---------                                            --------                                    ----
/s/ C. V. Prothro                           Chairman of the Board of Directors                   August 13, 1999
-------------------------                   President and Chief Executive Officer
C. V. Prothro

/s/ Alan P. Hale                            Vice President -  Finance                            August 13, 1999
-------------------------
Alan P. Hale

/s/ Chao C. Mai                             Senior Vice President and Director                   August 13, 1999
-------------------------
Chao C. Mai

/s/ Michael L. Bolan                        Vice President - Marketing and                       August 13, 1999
-------------------------                   Product Development and Director
Michael L. Bolan

/s/ M. D. Sampels                           Director                                             August 13, 1999
-------------------------
M. D. Sampels

/s/ Richard L. King                         Director                                             August 13, 1999
-------------------------
Richard L. King

/s/ Carmelo J. Santoro                      Director                                             August 13, 1999
-------------------------
Carmelo J. Santoro

/s/ E. R. Zumwalt, Jr.                      Director                                             August 13, 1999
-------------------------
E. R. Zumwalt, Jr.

/s/ Jack R. von  Gillern                    Vice President - Sales                               August 13, 1999
-------------------------
Jack R. von Gillern


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                                INDEX TO EXHIBITS

         Exhibit        Description
         -------        -----------
         4.1            Dallas Semiconductor Corporation 1987 Stock Option Plan

         4.2            Dallas Semiconductor Corporation 1993 Officer and Director Stock Option Plan

         5.1            Opinion of Jenkens & Gilchrist, a Professional Corporation

         23.1           Consent of Jenkens & Gilchrist, a Professional Corporation (included in opinion filed as Exhibit 5.1 hereto)

         23.2           Consent of Ernst & Young LLP

         24.1           Power of Attorney (included with signature page of this Registration Statement)